Exhibit 16.1

Malone & Bailey, PC

2925 Briarpark, Suite 930

Houston, Texas 77042

September 12, 2005

Securities and Exchange Commission

100 F Street, N.E.

Washington,  DC  20549

RE:

PACIFIC GOLD CORP.

File No.  000-32629

We have read and agree with the statements under Item 4.01(a) of the Form 8-K Report dated September 8, 2005 regarding our firm.

We have no basis to agree or disagree with any other matter reported therein.

/s/ Malone & Bailey, PC

MALONE & BAILEY, PC